As filed with the Securities and Exchange Commission on December 16, 2008

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

S.Y. BANCORP, INC.	S.Y. BANCORP CAPITAL TRUST II
(Exact name of Co-Registrant as specified in its charter)	(Exact name of Co-Registrant as specified in its charter)

Kentucky	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

61-1137529	26-6683462
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1040 East Main Street Louisville, Kentucky 40206
(Address, including zip code, of Co-Registrants' principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act registration statement file numbers to which this form relates:	333-155936 333-155936-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

_____% Cumulative Trust Preferred Securities of S.Y. Bancorp Capital Trust II (and the Guarantee with respect thereto)	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                        Description of Registrants' Securities to be Registered.

For a full description of S.Y. Bancorp Capital Trust II's ____% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and S.Y. Bancorp, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in the final prospectus to be filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A.  The prospectus forms a part of the joint Registration Statement on Form S-3 (Registration Nos. 333-155936 and 333-155936-01) filed by S.Y. Bancorp, Inc. and S.Y. Bancorp Capital Trust II with the Securities and Exchange Commission on December 5, 2008, under the Securities Act (the "Registration Statement").

Item 2.                        Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number		Description of Exhibits

2.1	--	Certificate of Trust of S.Y. Bancorp Capital Trust II (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2.2	--	Trust Agreement of S.Y. Bancorp Capital Trust II (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

2.3	--	Form of Amended and Restated Trust Agreement of S.Y. Bancorp Capital Trust II (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

2.4	--

Form of Preferred Securities Certificate of S.Y. Bancorp Capital Trust II (incorporated herein by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit 4.5 to the Registration Statement).

2.5	--	Form of Preferred Securities Guarantee Agreement of S.Y. Bancorp Capital Trust II (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

2.6	--	Form of Indenture for Subordinated Debentures (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

2.7	--	Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  December 15, 2008

S.Y. BANCORP, INC.

By:	/s/ David P. Heintzman
David P. Heintzman, Chairman and Chief Executive Officer

S.Y. BANCORP CAPITAL TRUST II

By: S.Y. Bancorp, Inc., as Depositor

By:	/s/ David P. Heintzman
David P. Heintzman, Chairman and Chief Executive Officer